UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 12, 2011 (April 6, 2011)
WRIGHT EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106

Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code (207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Promotions of Melissa Smith and Steven Elder
On April 6, 2011, Wright Express Corporation (the “Company”) issued a press release stating that Melissa D. Smith, the former Chief Financial Officer and Executive Vice President, Finance and Operations, was appointed the President of North America and that Steven Elder, the former Vice President, Corporate Finance and Treasurer was appointed as the Senior Vice President and Chief Financial Officer, both effective April 6, 2011.
Ms. Smith, age 42, served as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 until April 6, 2011. Before that, she was our Senior Vice President, Finance and Chief Financial Officer from September 2001 until November 2007.
Mr. Elder, age 42, served as the Company’s Vice President, Corporate Finance and Treasurer from December 2007 until April 6, 2011. Before that, he was the Vice President, Investor Relations and Treasurer from September 2005 to December 2007.
Mr. Elder will also serve as the Company’s chief accounting officer.
As of the time of the filing of this report, the Company has not entered into any material plan, contract, or arrangement pursuant to which Mr. Elder or Ms. Smith are a party or in which either participates, or any material amendment, in connection with the appointment described above. In the event of such a material plan, contract or arrangement, or material amendment, the Company will file an amendment to this report within four business days thereof.
Executive Retention Agreement
On April 6, 2011, the Company entered into an Executive Retention Agreement (the “Agreement”) with David Maxsimic, the Company’s Executive Vice President, Sales and Marketing.
Pursuant to the Agreement, Mr. Maxsimic agreed to enhanced non-competition and non-solicitation obligations for up to two years following the termination of his employment for any reason (the “Restricted Period”). In consideration for these provisions, the Agreement provides that (1) certain stock option, restricted stock unit and performance-based restricted stock unit awards granted to Mr. Maxsimic in 2009, 2010 and 2011 (the “Outstanding Awards”) will continue to vest in the event that his employment is terminated without cause or upon constructive discharge and (2) the Company will grant to him a restricted stock unit award with respect to a number of shares of Company Common Stock equal to $100,000 divided by the closing price of the Common Stock on the New York Stock Exchange on the date of grant (the “New 2011 RSU Award”). The New 2011 RSU Award, which is expected to be granted in May 2011, will vest as to 100% of the underlying shares on the first anniversary of its date of grant, provided that Mr. Maxsimic remains employed by the Company on such date.
Fifty percent (after satisfaction of tax withholding obligations) of the number of shares of Common Stock that otherwise would be delivered to Mr. Maxsimic with respect to any shares delivered pursuant to the continued vesting of the Outstanding Awards (other than stock options) will be deposited in escrow with the Company through and until the end of the Restricted Period. In the event that Mr. Maxsimic violates the Agreement’s non-competition and non-solicitation provisions, the escrowed shares will be forfeited back to the Company for no consideration.
A copy of the Agreement, which details the vesting changes to the Outstanding Awards, is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by herein reference. The description of the Agreement in this Item 5.02 is qualified in its entirety by reference to Exhibit 10.1.
The Agreement modifies and supersedes the non-competition and non-solicitation provisions contained in the Employment Agreement, effective as of October 28, 2005, by and between the Company and Mr. Maxsimic except that the restricted period in the agreement will revert back to the restricted period in the employment agreement on the second anniversary of the March 10, 2011 grant, provided there has been no change-in-control.
Amendment of the performance-based restricted stock units originally granted on March 3, 2010 to the Company’s executive officers as part of the 2010 Growth Grant Long Term Incentive Program
On April 8, 2011, the Compensation Committee of the Board of Directors of Wright Express Corporation (the “Company”) amended the performance-based restricted stock units originally granted on March 3, 2010 to the Company’s executive officers as part of the 2010 Growth Grant Long Term Incentive Program (the “2010 PSUs”).
At the time of the amendment, payout under the 2010 PSUs was considered to be “probable” under applicable accounting standards. As originally granted, vesting of the 2010 PSUs was primarily based on the following two factors, with the level of payout depending on whether specified threshold, target or maximum levels of performance for these metrics was achieved:

Weight	Metric
60%	2012 PPG Adjusted Revenue
40%	2012 Reported Adjusted Net Income (ANI)
In addition to the two metrics described above, and regardless of the performance against such metrics, no shares could be issued under the 2010 PSUs as originally granted unless the Company’s return on invested capital (“ROIC”) exceeded a specified level (the “Baseline ROIC Level”).
As amended, the achievement of a targeted ROIC objective will be a separate and independent performance factor rather than a condition to any payout with respect to the PPG Adjusted Revenue and Reported ANI metrics. The following table reflects the three vesting factors for the 2010 PSUs as amended for the Company’s executive officers on the date of grant:

Weight	Metric
45%	2012 PPG Adjusted Revenue
30%	2012 Reported ANI
25%	2010 — 2012 Average ROIC
The threshold, target and maximum amounts for the PPG Adjusted Revenue and Reported ANI metrics have not been changed from those established in March 2010 at the time of grant. Threshold, target and maximum amounts were established by the Compensation Committee in April 2011 for the new separate and independent ROIC metric. The target level for the new ROIC metric was set at an amount equal to the Baseline ROIC Level that was included in the original award. The threshold and maximum levels are lower and higher, respectively, than the Baseline ROIC Level.
The payout rate, which is also sometimes referred to as the “conversion level” of PSUs to shares of Company common stock, for each of the three metrics is in accordance with the following schedule, which is consistent with the terms of the original grant:

PSU Conversion Levels
Company Performance	Shares Issued as a Percent of PSU Target Award
Below Threshold	0%
Threshold*	50%
Target*	100%
Maximum*	200%
Above Maximum	200%

*	The conversion level is ratable between threshold, target, and maximum based on actual performance.

As with the original award, threshold performance must be achieved for both the PPG Adjusted Revenue and Reported ANI metrics for any PSUs to vest.
The Compensation Committee approved the amendment of the 2010 PSUs in order to strengthen the alignment of the awards with the goal of the original grant which was to incentivize long-term growth. The amendments improve the alignment of the 2010 PSUs with the Company’s business and acquisition strategy by better supporting the Company’s objective of acquiring businesses that will support long-term growth even though, on a short-term basis, such acquisitions may reduce the likelihood of the Baseline ROIC Level being met at the end of 2012.
The Compensation Committee concluded that the amended 2010 PSUs also continue to achieve the original objective of ensuring that revenue from ongoing operations is sustainable, which supports the Company’s long-term financial strength.
In acting to approve the amendment, the Compensation Committee took into consideration that the amendment will cause the 2010 PSUs to become subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code. The Committee determined that the benefits of amending the 2010 PSUs outweighed the potential loss of tax deductibility.
The Committee also took into consideration that (1) following the Company’s September 2010 acquisition of RD Card Holdings Australia Pty Ltd., now referred to as Wright Express Australia, and the March 2011 acquisition of rapid! PayCard, the Company’s ROIC satisfied the Baseline ROIC Level and (2) the Company will not record any current incremental compensation expense in connection with this amendment because payout under the 2010 PSUs was considered to be “probable” under applicable accounting standards at the time of the amendment.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1	Executive Retention Agreement, dated April 6, 2011, between David Maxsimic and Wright Express Corporation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: April 12, 2011	By:	/s/ Steven Elder
Steven Elder
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)

WRIGHT EXPRESS CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated April 12, 2011
EXHIBIT INDEX

Exhibit Number	Description

10.1	Executive Retention Agreement, dated April 6, 2011, between David Maxsimic and Wright Express Corporation